                                           DYNATRONICS CORPORATION

                                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                              November 28, 1995



TO THE SHAREHOLDERS OF DYNATRONICS CORPORATION:

    Please take notice that the annual meeting of shareholders of Dynatronics Corporation, a Utah corporation (the "Company"), will be held, as provided by the bylaws of the Company, as amended, on Tuesday, November 28, 1995, at 4:00 p.m., Mountain Standard Time, for the following purposes:

     1.   To elect a Board of six directors to serve for the ensuing year.

     2. To consider and act upon a proposal to amend the Company's 1992 Stock Option Plan to increase the number of shares issuable under such plan from 500,000 to 1,000,000.

     3. To consider and act upon a proposal that the shareholders ratify the appointment of KPMG Peat Marwick as the Company's independent auditors for the 1996 fiscal year.

     4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Nominees for directors are set forth in the enclosed Proxy
Statement.

     Only shareholders of record at the close of business on Friday, October 6, 1995 will be entitled to vote at this meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Bob Cardon
                                        ---------------------------------------
                                        Bob Cardon, Corporate Secretary

Salt Lake City, Utah
October 23, 1995

                                                  IMPORTANT

     Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope. Your proxy will not be used if you are present at the meeting and desire to vote your shares personally.

                                               PROXY STATEMENT


                                           DYNATRONICS CORPORATION

                                       ANNUAL MEETING OF SHAREHOLDERS
                                        TO BE HELD NOVEMBER 28, 1995


         This Proxy Statement is furnished pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the Annual Meeting of Shareholders of Dynatronics Corporation ("Dynatronics" or the "Company") to be held at 7030 Park Centre Drive, Salt Lake City, Utah 84121 at 4:00 p.m. (local time) on November 28, 1995, and at any and all adjournments or postponements thereof. This Proxy Statement, the Notice of Annual Meeting, and a copy of the Company's Annual Report will be provided to shareholders of record as of October 6, 1995 and will be mailed on or about October 23, 1995. The cost of disseminating this information will be paid by the Company.

         ANY SHAREHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANYTIME BEFORE IT IS EXERCISED BY GIVING ANOTHER PROXY OR BY LETTER OR TELEGRAM DIRECTED TO THE COMPANY.

         THE SOLICITATION OF PROXIES TO WHICH THIS PROXY STATEMENT RELATES IS BEING MADE ON BEHALF OF THE COMPANY BY ITS BOARD OF DIRECTORS.

         The matters to be considered and voted upon at the Annual Meeting will be:

1. Election of six directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

2. Approval of an amendment to the Company's 1992 Stock Option Plan to increase the number of options available under the plan from 500,000 to 1,000,000.

3. Ratification of the selection of KPMG Peat Marwick as the independent auditors of the Company; and

4. Transaction of such other business as may properly come before the meeting.

      It is important that proxies be returned promptly. Stockholders are requested to vote, sign, date and return the proxy in the enclosed self-addressed envelope.

      The Board of Directors recommends that the stockholders vote FOR the election of its nominees for directors, FOR the adoption of the amendments to the 1992 Stock Option Plan, and FOR the proposal to ratify the selection of KPMG Peat Marwick as independent public accountants.

                               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      As of the close of business on the record date (October 6, 1995), the date for determining shareholders entitled to notice of and to vote at the meeting, Dynatronics had issued and outstanding 7,964,397 shares of common stock, no par value, all of which are entitled to vote and be voted at the meeting. Each share is entitled to one vote and only shareholders of record of the Company's common stock as of the close of business on the record date shall be entitled to vote their shares. Shareholders will not be allowed to cumulate their shares. Holders of a majority of such shares must be represented at the Annual Meeting to constitute a quorum for purposes of conducting any business.

      Each of the proposed actions to be considered require the affirmative approval of a majority of the votes cast at the Annual Meeting where holders of a majority of the shares issued and outstanding are present in person or by proxy.

      The following tables set forth, as of October 23, 1995, the number of shares of common stock, no par value, of the Company owned beneficially by all the persons known to be holders of more than five percent (5%) of the Company's voting securities:

                                                         Amount and
                                                          nature of
Name and Address                        Title of         Beneficial            Percent of
Beneficial Owner                         Class            Ownership             Class (9)
_________________                       ________         ___________           __________

Kelvyn H. Cullimore, Jr.                Common           742,225 (1)             9.3%
7030 Park Centre Drive                  Stock
Salt Lake City, UT  84121

Edward A. Loeser, M.D.                  Common           447,830 (2)             5.6%
8646 Oak Valley Drive                   Stock
Sandy, UT  84093

      The following tables set forth, as of October 23, 1995, the number of shares of common stock, no par value, of the Company owned beneficially by (a) each director and executive officer and (b) all executive officers and directors of the Company as a group:


                                            Title of           Amount and Nature of
Percent of
Name of Beneficial Owner                     Class             Beneficial Ownership                  Class (9)
________________________                    _________          ____________________                 ___________

Kelvyn H. Cullimore                         Common Stock              178,256 (3)                        2.2%

Kelvyn H. Cullimore, Jr.                    Common Stock              742,225 (1)                        9.3%

Edward A. Loeser, M.D.                      Common Stock              447,830 (2)                        5.6%

E. Keith Hansen, M.D.                       Common Stock              227,350 (4)                        2.9%

Larry K. Beardall                           Common Stock               68,000 (5)                        *

K. Fred Skousen, Ph.D.                      Common Stock               28,000 (6)                        *

V. LeRoy Hansen                             Common Stock               28,000 (7)                        *

John S. Ramey                               Common Stock               18,000 (8)                        *

All officers and directors                  Common Stock            1,745,661 (9)(10)                   21.0%

*Less than 1 percent

(1) Includes 609,105 shares owned directly, 51,120 shares owned by Mr. Cullimore's wife and minor children, 30,000 shares owned by a family corporation of which Mr. Cullimore, Jr. is Vice President, and exercisable options for the purchase of 52,000 shares.

(2) Includes 101,629 shares owned by a retirement plan as to which Dr. Loeser is trustee and has beneficial ownership, 294,201 shares owned by family trusts and exercisable options for the purchase of 52,000 shares.


(3) Includes 91,256 shares owned directly, 5,000 shares owned by Mr. Cullimore's wife, 30,000 shares owned by a family corporation of which Mr. Cullimore is President, and exercisable options for the purchase of 52,000 shares.

(4) Includes 181,350 shares owned directly and exercisable options for the purchase of 46,000 shares.

(5) Includes 37,000 shares owned directly and exercisable options for the purchase of 31,000 shares.

(6)  Includes exercisable options for the purchase of 28,000 shares.

(7)  Includes exercisable options for the purchase of 28,000 shares.

(8) Includes 5,000 shares owned by a retirement plan as to which Mr. Ramey is beneficiary and exercisable options for the purchase of 13,000 shares.

(9) The "Percent of Class" calculation is based on shares and options beneficially owned divided by 7,964,397--the number of shares outstanding as of October 11, 1995 plus non-issued securities which are subject to exercisable options by the particular beneficial owner identified in the table.

(10) The calculation of beneficially owned shares of all officers and directors as a group eliminates the duplicate entries of shares owned by a family corporation which are reflected in the beneficial ownership of both Kelvyn H. Cullimore and Kelvyn H. Cullimore, Jr.


PROPOSAL 1 - ELECTION OF DIRECTORS

      At the Annual Meeting of Shareholders, six (6) directors will be elected. The Board of Directors has no reason to believe that any nominees named herein will be unable or unwilling to serve. Each person identified as a nominee has consented to be named as such.

      Directors of the Company hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and duly qualified. Executive officers are elected by the Board of Directors of the Company at the first meeting after each annual meeting of shareholders and hold office until their successors are elected and duly qualified. The Company has no executive committees. Vacancies on the board which are created by the retirement, resignation or removal of a director may be filled by the vote of the remaining members of the Board, with such new director serving the remainder of the term or until his successor shall be elected and qualify.

      The bylaws presently provide for a board comprised of seven directors. As this proxy statement was being prepared, the Board of Directors was advised by one of its members, Edward A. Loeser, that he will not stand for reelection. There is presently no nominee for this position. Consequently, the Board of Directors may determine whether it will fill the vacancy or leave it unfilled until the next meeting of the shareholders, as provided by the bylaws of the Company. Only six nominees will be voted upon at the Annual Meeting.

      There were seven regular meetings of the Board of Directors held during the fiscal year ending June 30, 1995. No director attended fewer than 75% of the meetings. The Company had no standing audit or nominating committee during the fiscal year ending June 30, 1995. The Company does have a Compensation Committee comprised of the outside directors of the Company's Board of Directors. There was one meeting of the Compensation Committee of the Board of Directors held during the fiscal year ending
June 30, 1995. All members of the Compensation Committee were in attendance.

      There are no material legal proceedings to which any director or executive officer is a party adverse to the Company.

      The directors and officers of the Company at October 11, 1995 were:

                                                        Director
                                                       or Officer                    Position
Name                                   Age              Since                     with Company
-----                                  ---              ---------                 ------------
Kelvyn H. Cullimore*                    60               1983             Chairman of the Board

Kelvyn H. Cullimore, Jr.*               39               1983             President, CEO and Director

Larry K. Beardall*                      39               1986             Executive Vice President
                                                                          of Sales and Marketing and
                                                                          Director

E. Keith Hansen, M.D.*                  50               1983             Director

V. LeRoy Hansen*                        57               1987             Director

Edward A. Loeser, M.D.                  51               1983             Director

K. Fred Skousen, Ph.D.                  53               1987             Director

John S. Ramey                           44               1992             Vice President of Operations
                                                                          and Research & Development

Keith E. Turner                         46               1992             Treasurer

Robert J. Cardon                        32               1992             Corporate Secretary

       A new nominee for director of the Company is:

Name                                   Age
-----                                  ----

Joseph H. Barton*                      67

* Nominee for election to the Board of Directors

       Kelvyn H. Cullimore is the father of Kelvyn H. Cullimore, Jr. V. LeRoy Hansen and E. Keith Hansen are cousins. K. Fred Skousen and Larry
K. Beardall are brothers-in-law.

       Directors of the Company hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and duly qualified. In the event of the resignation of a Board Member, the Board of Directors elects an individual to fill the remainder of the term. Executive officers are elected by the Board of Directors of the Company at the first meeting after each annual meeting of shareholders and hold office until their successors are elected and duly qualified. The Company has a Compensation Committee composed of the outside directors of the board which reviews and approves compensation matters for executive officers of the Company. Members of this Committee are: Dr. Fred Skousen, Dr. Keith Hansen, Dr. Ed Loeser, and Roy Hansen.

       Kelvyn H. Cullimore has served as Chairman of the Board of the Company since its incorporation in April, 1983. From 1983 until 1992, Mr.
Cullimore served as President of the Company. Mr. Cullimore received a B.S. in Marketing from Brigham Young University in 1957, and following graduation, worked for a number of years as a partner in a family-owned home furnishings business in Oklahoma City, Oklahoma. Mr. Cullimore has participated in the organization and management of various enterprises, becoming the president or general partner in several business entities, including real estate, motion picture, and equipment partnerships. Since 1986, Mr. Cullimore has served as Chairman and President of ITEC
Attractions, an affiliate of the Company. In 1992, ITEC successfully completed its initial public offering. Since that time, Mr. Cullimore has been directly involved with this company and has moved his residence to Branson, MO, the site of ITEC's first operation. From 1979 until 1992, Mr. Cullimore served as Chairman of the Board of American Consolidated Industries ("ACI"). ACI was merged with and into the Company in December, 1992.

       Kelvyn H. Cullimore, Jr. was elected President and Chief Executive Officer of the Company in December of 1992. He has been a Director since the incorporation of the Company. He served as Secretary/Treasurer of the Company from 1983 until 1992 and Administrative Vice President from 1988 until 1992. Mr. Cullimore graduated from Brigham Young University with a degree in Financial and Estate Planning in 1980. Since graduation, Mr. Cullimore has served on the Board of Directors of several businesses, including Dynatronics Marketing Company and ACI, both of which were affiliates of the Company until they were merged into the Company. In addition, he has served as Secretary/Treasurer of ACI and Dynatronics Marketing Company. From 1983 until 1992 Mr. Cullimore served as Executive Vice President and Chief Operating Officer of ACI. Since 1986, Mr. Cullimore has served on the Board of Directors of ITEC Attractions.

       Larry K. Beardall was elected Executive Vice President of the Company in December of 1992. He has served as a Director and the Vice President of Sales and Marketing for the Company since July of 1986. Mr. Beardall joined Dynatronics in February of 1986 as Director of Marketing. He graduated from Brigham Young University with a degree in Finance in 1979. Prior to his employment with Dynatronics, Mr. Beardall worked with GTE Corporation in Durham, North Carolina as the Manager of Mergers and Acquisitions and then with Donzis Protective Equipment in Houston, Texas as National Sales Manager. He also served on the Board of Directors of Nielsen & Nielsen, Inc., the marketing arm for Donzis.

       E. Keith Hansen, M.D. has been a Director of the Company since 1983. Dr. Hansen obtained a Bachelor of Arts degree from the University of Utah in 1966 and an M.D. from Temple University in 1972. He has been in private practice in Sandy, Utah since 1976. Dr. Hansen was also a Director of American Consolidated Industries, an affiliate of the Company until 1992, and he is Vice President and Director of Mountain Resources Corporation and a Director of Accent Publishers, each of which is based in Salt Lake City, Utah.

       V. LeRoy Hansen has been a Director of the Company since 1987. Mr. Hansen received a Bachelor of Science degree in Economics from the University of Utah in 1965. From 1960-1980, Mr. Hansen was employed by AT&T in numerous management positions. From 1976-1978, he served at&T headquarters in Market Management Concept Development and Implementation as well as Long Range Financial Planning. From 1980 to 1988, he co-founded Mountain Resources Corporation, an energy development company and served as vice president. Since 1988, Mr. Hansen founded and serves as president of Associated Enterprises, Inc., a corporation providing management and business development consulting services. In May of 1992, Mr. Hansen founded Silver Summit, L.C., a real estate development company.

       John S. Ramey joined the Company in December, 1992 as Vice President of Research and Development and currently serves as Vice President of Operations and Research and Development. Prior to joining the Company, Mr. Ramey worked for 16 years with Phillips Semi-conductors--Signetics, an integrated circuit manufacturing company as Manager of Product
Engineering. From 1983 to 1989 Mr. Ramey also served as President of Enertronix, a small public corporation. Since 1989 Mr. Ramey has served as Vice President of JRH Technology, a private engineering firm. Mr.
Ramey earned his MBA degree in 1991 from the University of Phoenix (in
Salt Lake City, Utah) and a BS degree in electronics in 1977 from Brigham Young University.

       Keith E. Turner served as Controller of the Company from February 1989 to March 1994, and Treasurer since December 1992. Mr. Turner also serves as Chief Financial Officer of ITEC Attractions, a position he has held since June 1991. From 1986 to 1989, Mr. Turner was self-employed, providing services in accounting, sales and customer relations and pursued various personal business interests and opportunities. From 1983 to 1986 he was business administrator of a law firm in Salt Lake City, Utah. Mr. Turner also has experience in real estate appraisal and manufacturing management. He received a B.S. in Accounting from Brigham Young
University in 1974 and an M.B.A. from the University of Utah in 1975.

       Robert J. Cardon was appointed Secretary of the Corporation in December of 1992. From 1988 until 1992, Mr. Cardon served as Administrative Assistant to the President of Dynatronics. He also serves as Corporate Secretary of ITEC Attractions, a position which he has held since 1992. From 1987 to 1988, Mr. Cardon was employed as a registered representative of an investment banking firm. He received his B.A. in 1987 and his M.B.A. in 1990, both from Brigham Young University.

Additional nominee for Election to the Board
--------------------------------------------

       Joseph H. Barton has been nominated to become a director of the Company. Mr. Barton received a civil engineering degree from the University of California at Berkeley and has held various executive positions including president of J. H. Barton Construction Company, senior vice president of Beverly Enterprises, and president of KB Industries, a building and land development company. Most recently, Mr. Barton served as senior vice president of GranCare, Inc. from 1989 to 1994 and currently is a consultant for Covenant Care, Inc, a California-based healthcare company.

Certain Relationships and Related Transactions
----------------------------------------------

       The Company provides ITEC, an affiliate, with office space and administrative services at the Company's headquarters in Salt Lake City, Utah. Office space consists of offices and allocated use of common and conference areas. Administrative services include secretarial, administrative and accounting functions. During fiscal 1995, the Company charged ITEC $72,000 for the space and services provided by the Company. In fiscal 1995, the Company guaranteed a bank loan in the amount of $500,000. In addition, the Company is carrying a receivable of $228,824 from ITEC. This receivable represents unpaid reimbursements for shared services during the fiscal year. The guarantee and receivable are collateralized by a security interest in ITEC's proprietary film entitled, "Ozarks: Legacy and Legend."

       In August,1993, the Company entered into a consulting agreement with Gene Morgan Financial ("GMF") in Los Angeles for financial consulting and public relations services for the Company. Mr. Morgan, the principal owner of GMF was a stockholder of the Company at the time of the original transaction. Under the terms of the consulting agreement, GMF was granted a total of 1,350,075 options to acquire stock of the Company. Of such options, 150,075 are exercisable at a price of $.875 per share. However, because GMF is no longer an operating entity and is not capable of providing the services contemplated under the consulting agreement, the remaining 1,200,000 options have been canceled.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file.

       Based solely on review of the copies of such forms furnished to the Company, the Company believes that during its 1995 fiscal year all Section 16(a) filings applicable to its officers, directors and greater than ten-percent beneficial owners were made with the exception of Dr. Ed Loeser, a director, who failed to timely file a Form 4 for certain stock transactions in March 1995. The Form 4 filing was due by April 10, 1995 and was not filed until April 20, 1995.


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
                                    REPORT OF THE COMPENSATION COMMITTEE


       The Compensation Committee applies a consistent philosophy to compensation for all executives. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The executive management team is responsible for achieving those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

Compensation Philosophy

       The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

               The Company pays competitively. The Company is committed to providing a program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Committee regularly compares its pay practices with those of other leading companies and sets its pay parameters based on this review.

               The Company pays for relative sustained performance. Executive officers are rewarded based upon corporate performance, department performance and individual performance. Corporate performance and department performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress and the degree to which teamwork and Company values are fostered.

               The Company strives for fairness in the administration of pay.

               The Company believes that executives should understand the performance evaluation and pay administration process.

         The process of assessing performance includes setting objectives and key goals, ongoing feedback on performance, and evaluating the accomplishments of objectives/key goals.

Compensation Vehicles

         The Company has had a long and successful history of using a simple total compensation program that consists of salary, bonus and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The vehicles are:

Cash-Based Compensation

         Salary

         The Compensation Committee sets base salaries for executives by reviewing the base salaries for competitive positions in the industry and by a review of each executive's performance.

         Bonus

         The Company has a bonus plan under which it distributes to certain executive officers, a percentage of its profits before income taxes and other adjustments. The Committee believes that the executive management team shares the responsibility for the Company achieving profits.

         Equity-Based Compensation

         Stock Option Program

         The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program also utilizes vesting periods to encourage employees to continue in the employ of the Company.

                                    COMPENSATION COMMITTEE
                                    ----------------------

                                      V. LeRoy Hansen, Chairman
                                      K. Fred Skousen, Ph.D
                                      E. Keith Hansen, M.D.
                                      Edward A. Loeser, M.D.

Cash Compensation of Officers
-----------------------------

The following table sets forth the compensation of the Company's chief executive officer and all executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended June 30, 1995.

Summary Compensation Table

                                                                      Long Term Compensation
                                                                        -----------------------------
                                      Annual Compensation                Awards          Payouts
                                    ------------------------------      -------------------   -------
  Name                                                  Other     Restricted
   and                                                  Annual      Stock                 LTIP     All Other
Principal                                               Compen-    Award(s)   Options/   Payouts    Compen-
Position                 Year   Salary($)   Bonus($)   sation(1)     ($ )      SAR(#)      ($)     sation($)
----------              ------  ---------   --------   ---------   ---------  --------   --------  ---------
Kelvyn H. Cullimore, Jr. 1995    $90,000    $10,321     $7,195      $   -0-        -0-   $   -0-   $     -0-
President/CEO            1994    $85,000    $  -0-      $9,539      $   -0-     52,000   $   -0-   $     -0-
                         1993    $80,000    $27,854    $10,999      $   -0-        -0-   $   -0-   $     -0-

(1) The Company provides automobiles for certain executive officers and pays all vehicle operating expenses. The Company also provides life insurance for its officers. The amount of this column includes the approximate value of these benefits to the named officer.

       During the last completed fiscal year, the Company made no awards under any long term incentive plan and no stock appreciation rights were granted.

       The following chart sets forth a five year comparison of the yearly percentage change in the cumulative total shareholder return on the Company's common stock in relation to the cumulative total return of the NASDAQ market and to a peer group index of companies in similar industries.

Bonus Plan
----------

       The Company maintains a discretionary incentive bonus plan administered by the Compensation Committee. Pursuant to the plan, the Compensation Committee granted incentive bonuses to certain officers and employees of the Company during the year. The total amount expensed in fiscal 1995 was $70,404 of which $54,295 was for officers and is included under the annual bonus category in the compensation table above.

Salary Continuation Plan
------------------------

       During fiscal 1988, the Company's Board of Directors adopted a Salary Continuation Agreement (Agreement) for Officers of the Company. The Agreement provides for a pre-retirement benefit to the employee's designated beneficiary in the event that the employee dies before reaching age 65 and a retirement benefit upon reaching age 65. The pre-retirement benefit provides for payment of 50 percent of the employee's compensation at the time of death for a period of 15 years or until the employee would have reached age 65, whichever is longer. The retirement benefit provides for payment of 50% of the employee's annualized salary at the time of retirement paid for 15 years. All benefits under this plan are capped at $75,000 per year per participant and benefits are only payable in the event of retirement at age 65 or death of the employee.

Presently, Kelvyn H. Cullimore, Kelvyn H. Cullimore, Jr. and Larry K. Beardall are covered under this plan.

       Funding for obligations arising in connection with the Agreement is provided by life insurance policies on participating employees, of which the Company is the owner and beneficiary. The face amounts of the policies have been determined so that sufficient cash values and death benefits will be provided to meet the obligations as they occur. In fiscal 1995, the Company expensed $35,890 relating to salary continuation obligations. No benefits have been paid under this salary continuation plan.

Profit-Sharing and 401(k) Plan
------------------------------

       The Company has adopted a Profit-Sharing and 401(k) Plan (the "Plan") which consists of a profit-sharing plan and a salary reduction arrangement. Employees who are age 20 and have completed at least six months of service with the Company are eligible to participate in the Plan.

       Eligible employees may make contributions to the Plan in the form of salary deferrals up to 15% of total compensation, not to exceed $9,000, the maximum allowable amount of salary deferrals for calendar 1994. The Company matches annual employee contributions at 25% of employee contributions, up to a maximum of $500 per employee per year.

       Participants under the Plan are 100% vested in their salary deferral contributions and vest 20% a year after 2 years of participation in Company matching contributions. Amounts deferred by employees under the Plan are included under "Salary" in the compensation table for applicable executives above. Amounts contributed by the Company for each applicable individual are included in the "Other Compensation" column in the table above.

Stock Options Outstanding
-------------------------

       On August 12, 1993, options to purchase 456,300 shares were granted under the 1992 Stock Option Plan as follows: Kelvyn H. Cullimore, Jr., 52,000 shares; to all executive officers as a group, 227,000 shares (exclusive of Cullimore, Jr.); and to others, 229,895 shares. Options are to purchase shares of the common stock, no par value, of the Company and are exercisable one year from the date of grant. The per share exercise price of these options is $.875.

       During fiscal 1995, there were no options granted to or exercised by the Company's current officers or directors. The following table sets forth the stock options granted to the Company's chief executive officer and all other executive officers whose total compensation exceeded
$100,000 during fiscal 1995.

                             Aggregated Option/SAR Exercises In Last Fiscal Year
                                    and Fiscal Year-End Option/SAR Values

                                                                                   Number of
                                                                                   Securities           Value of
                                                                                   Underlying         Unexercisable
                                                                                  Unexercisable        In-the-Money
                                                                                 Options/SARs at     Options/SARs at
                                                                                  June 30, 1995        June 30, 1995

                                     Shares
                                  Acquired on                                     Exercisable/        Exercisable/
Name                                Exercise        Value Realized($)             Unexercisable       Unexercisable
-----                               --------        ----------------              -------------       -------------
Kelvyn H. Cullimore, Jr.                0                   0                       52,000/0          $3,250.00/$0
President/CEO

Remuneration of Directors
-------------------------

       Directors who receive remuneration as officers of the Company are paid $100 per meeting for attendance at regular and special director's meetings. Outside directors are paid an annual retainer of $3,600. In addition, the Company pays all expenses incurred by directors in connection with attendance at board meetings.

       Each outside director also participates in an annual bonus program. The full annual bonus per director is one-half of one percent of the Company's pre-tax profits. A total of $8,600 was paid to the outside directors under this plan for the fiscal year 1995.

                              PROPOSAL - 2 AMENDMENT TO 1992 STOCK OPTION PLAN

       In February, 1992, the Board of Directors of the Company adopted a stock option plan, under which options for the purchase of up to 500,000 shares of common stock, no par value, of the Company, may be granted pursuant to the plan at the discretion of the Board of Directors, or a Committee of the Board formed to administer the plan. This plan was ratified by shareholders of the Company at the Annual Meeting of Shareholders held on December 15, 1992. The Board of Directors proposes to amend this plan to increase the number of options available under the plan to 1,000,000 to allow for options to be available for new employees, officers and directors. In addition, the proposed amended and restated plan permits the issuance of incentive stock options as well as non-statutory stock options.

       The Amended and Restated 1992 Stock Option Plan (the "Plan") must be approved by the stockholders of the Company within 12 months of its adoption by the Board. The Plan provides for the grant of options to purchase up to an aggregate of 1,000,000 authorized but unissued shares of common stock of the Company or shares which have been reacquired by the Company. Shares that are subject to options under the Plan that terminate or expire unexercised will return to the pool of such shares available for grant under the Plan. The number of shares issuable under the Plan is subject to adjustment to take account of recapitalizations, reorganizations or similar corporate events.

       Options under the Plan may be granted to employees, officers and directors of the Company as determined by the Committee appointed by the Board (the "Committee"), or, if there is none, the Board itself, which administers the Plan. Options granted under the Plan may be either incentive stock options ("ISOs") intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not qualify as ISOs ("nonqualified options"). The exercise price of shares subject to any ISO cannot be less than the fair market value of the shares of the Company's common stock at the time the ISO is granted.

The exercise price in the case of any nonqualified option granted under the Plan will be such price as is determined by the Committee. Any person holding capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Company is not eligible to receive ISOs under the 1992 Plan unless the exercise price per share is at least 110% of the "fair market value" of the Company's shares as defined by the Plan on the date the ISO is granted.

       The Committee has the authority to determine the rate at which options under the Plan will vest. Subject to vesting, any options granted under the Plan may be exercised at any time after the date of grant and before the expiration of ten years from the date of the grant; provided, however, an ISO granted to a 10% shareholder may not have a term exceeding five years from the date of the grant. Under the Plan, the full exercise price is payable in cash. All options granted under the Plan are non-transferable by the participant, other than by will or the laws of descent and distribution.

       Members of the Committee do not participate in the Plan. They do receive an annual grant of options pursuant to a formula as permitted by
Section 16b of the Securities Exchange Act of 1934. Under this formula, a Committee member who is also a first-time director of the Company receives a one-time grant of an option to acquire 15,000 shares. Each year thereafter, a member of the Committee receives an annual grant of an option to acquire 3,000 shares.

       The Committee may amend the Plan without further approval of the stockholders, except for amendments which would increase the number of shares subject to the Plan (except for adjustments described above), or would extend the period during which an award may be granted or exercised, or extend the term of the Plan. A copy of the Plan has been filed as an appendix to this Proxy Statement.

The Board recommends that the shareholders vote FOR Proposal 2, amending the Company's 1992 Stock Option Plan.

                             PROPOSAL 3 - RATIFICATION OF SELECTION OF AUDITORS

       The firm of KPMG Peat Marwick served as independent public accountants for the Company for the fiscal year ended June 30, 1995. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the selection of KPMG Peat Marwick by the Board of Directors as independent accountants to audit the accounts and records of the Company for the fiscal year ending June 30, 1996, and to perform other appropriate services. The Board recommends that the shareholders vote FOR Proposal 3, ratifying the selection of KPMG Peat Marwick as auditors for the Company for fiscal 1996. If the stockholders fail to ratify the selection, the Board of Directors will reconsider its decision.

       Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting of Shareholders of the Company, will have the opportunity to make a statement if they desire and may be available to respond to appropriate questions. During the two most recent fiscal years, there has been no resignation or dismissal of the independent accountants engaged by the Company.

                                                   GENERAL

       Expenses which are incurred in connection with the solicitation of proxies for use at the Annual Meeting will be borne by the Company. While there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding annual meeting materials to their principals.


                                            SHAREHOLDER PROPOSALS

       Shareholder proposals intended to be presented at the 1996 Annual Meeting of the Company's Shareholders must be received by the Company at its corporate headquarters on or before July 31, 1996, in order to be included in the Proxy Statement and Form of Proxy relating to that meeting.

                                                OTHER MATTERS

       The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting of Shareholders to which this Proxy Statement relates.

                                         AVAILABILITY OF INFORMATION

       THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1995, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION. SUCH DOCUMENT SHALL BE SENT BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS. WRITTEN OR ORAL REQUEST
FOR SUCH INFORMATION SHOULD BE DIRECTED TO MR. BOB CARDON, CORPORATE SECRETARY, DYNATRONICS CORPORATION, 7030 PARK CENTRE DRIVE, SALT LAKE
CITY, UTAH  84121.

DYNATRONICS CORPORATION
By order of the Board of Directors


/s/ Bob Cardon
------------------------------------
Bob Cardon, Corporate Secretary